UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 14, 2007

INTEGRATED MANAGEMENT INFORMATION, INC.
(Exact name of registrant as specified in its charter)

Colorado	333-133634	43-1802805
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification Number)

221 Wilcox, Suite A, Castle Rock, Colorado 80104
(Address of principal executive offices)(Zip Code)

303-895-3002
(Registrant's telephone number, including area code)

N/A
(Former name and former address, if changed since last report)

Item 2.02 Results of Operations and Financial Conditions

a)	Announcement of First Quarter Financial Results.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits
1.	99.1 Press Release
2.	99.2 Script of Conference call

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRATED MANAGEMENT INFORMATION, INC.

Date: May 17, 2007	By:	/s/ John Saunders
John Saunders
President

Draft No. 4

FOR IMMEDIATE RELEASENEWS
April 14, 2007OTCBB: INMG

Integrated Management Information (IMI Global) Reports
First Quarter Financial Results

•	Record first quarter revenue increases 38% to $471,000 vs. $340,000
•	Gross margin increases to 58% in first quarter
•	USVerified™ solutions revenue up 45% to $309,600
•	CattleNetwork.com advertising revenue up 81% to $96,400

CASTLE ROCK, Colo. - Integrated Management Information, Inc. (IMI Global) (OTCBB: INMG), a leading provider of verification and Internet solutions for the agricultural/livestock industry, today announced its financial results for first quarter ended March 31, 2007.

First Quarter Results

Revenue increased to $471,300 in the first quarter of 2007, up 38% from revenue of $340,500 in the same quarter last year. It was the Company’s strongest revenue quarter since inception. The revenue growth was attributed to strength in the Company’s USVerified verification and identification solutions as well as higher advertising sales associated with Cattlenetwork.com. Specifically, USVerified revenue increased 45% to $309,600 from $213,500 while CattleNetwork advertising revenue grew 81% to $96,400 from $53,200. The growth in verification and CattleNetwork advertising revenue more than offset more modest declines in hardware and other product sales.

Gross profit in the first quarter increased to $272,600, or 58% of revenue, up from $189,000, or 56% of revenue, in the same quarter last year. The higher gross profit and associated increase in percentage profit margin was generally attributed to higher overall revenue. In addition, because CattleNetwork’s operating costs are relatively fixed, additional incremental advertising revenue on the site typically translates directly into improved margins. Selling, general and administrative expenses decreased 5% to $557,900 in the first quarter from $586,700 in the same quarter of 2006. The lower cost base combined with a significant increase in revenue enabled the Company to reduce its net loss to $290,700, or $0.02 per share, in the first quarter versus a net loss of $401,400, or $0.02 per share, in the same quarter last year.

“We are pleased with our first quarter results,” said John Saunders, president and CEO. “We achieved solid revenue growth, improved gross margins and reduced expenses while we continued to expand our customer base and our influence in the cattle/agricultural community. Our verification and identification business continues to grow steadily, and our ability to leverage a relatively fixed cost structure in our Internet business gives us strong potential to increase our profitability as we add new advertisers. With our recent introduction of AgNetwork.com, a unique source of news and information for the worldwide agricultural community, our revenue and profit potential becomes even more attractive. We believe we have a solid growth strategy and are optimistic about continued expansion and success.”

First Quarter Highlights

•
IMI Global assisted the Arkansas Department of Agriculture in developing a USDA approved Quality System Assessment (QSA) program. The program, which addresses the age and source verification needs of Arkansas cattle producers, will help cattle ranchers qualify their beef for export and receive premium prices for their cattle at auction. Arkansas becomes the second state (Missouri was the first) to use IMI Global’s processes to gain USDA approval for a QSA program.

•
Farmers & Ranchers Livestock Commission, the largest “live” cattle auction in Kansas, selected IMI Global to help develop and launch the nation’s first independent QSA verification program offered by a livestock market. The new program resulted in auction premiums of $3 to $5 per hundredweight for the first consignment of QSA source and age verified cattle to pass through the barn.

About IMI Global
Founded in 1995, IMI Global is a leading provider of verification and Internet solutions for the agricultural/livestock industry. Go to www.IMIGlobal.com for additional information. IMI has worked with some of the largest agricultural organizations in the United States, providing web-based applications for verification and identification as well as a range of consulting services tailored to meet each customer’s needs. IMI operations include CattleNetwork.com, an online service offering market information and industry news to the cattle industry, and CattleStore.com, an online source for livestock supplies, such as animal identification, medical equipment and veterinarian supplies. Additional IMI web sites include USVerified.com, SupplyVerified.com, and AgNetwork.com.

CAUTIONARY STATEMENT
This news release contains "forward-looking statements" within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, based on current expectations, estimates and projections that are subject to risk. Forward-looking statements are inherently uncertain, and actual events could differ materially from the Company’s predictions. Important factors that could cause actual events to vary from predictions include those discussed in our SEC filings. Specifically, statements in this news release about growth, profitability, potential, leadership, the impact and efficacy of the Company’s products and services on the marketplace, and leveraging the USVerified brand, are forward-looking statements that are subject to a variety of factors, including availability of capital, personnel and other resources; competition, governmental regulation of the beef industry, the market for beef and other factors. In addition, financial results for the three and nine-month periods are not necessarily indicative of future results. Readers should not place undue reliance on these forward-looking statements. The Company assumes no obligation to update its forward-looking statements to reflect new information or developments. For a more extensive discussion of the Company’s business, please refer to the Company’s SEC filings at www.sec.gov.

Company Contacts:

John Saunders
Chief Executive Officer
303-895-3002

Jay Pfeiffer
Pfeiffer High Investor Relations, Inc.
303-393-7044

Integrated Management Information, Inc.
Condensed Statements of Operations
(Unaudited)

	Three Months ended
	2007	2006
Revenues	$471,315	$340,460
Cost of sales	198,715	151,507
Gross profit	272,600	188,953
Selling, general and administrative expense	557,852	586,738
Loss from operations	(285,252)	(397,785)
Other income (expense):
Interest income	1,694	2,251
Interest expense	(7,123)	(5,848)
Net other expense	(5,429)	(3,597)
Loss before income taxes	(290,681)	(401,382)
Income taxes	-	-
Net loss	$(290,681)	$(401,382)
Loss per share	$(0.02)	$(0.02)
Average shares outstanding	19,051,061	21,636,265

Integrated Management Information, Inc.
Condensed Balance Sheets
(Unaudited)

	March 31,	December 31,
	2007	2006
ASSETS Current Assets:	$204,566	$230,539
Cash and cash equivalents	175,562	178,159
Accounts receivable, net	15,041	14,185
Inventory	23,236	33,435
Prepaid expenses	418,405	456,318
Total current assets
Restricted cash:
Cash restricted for payment of line of credit	50,000	50,000
Property and equipment:
Equipment and furniture	122,630	115,409
Accumulated depreciation	(86,697)	(83,792)
Property and equipment, net	35,933	31,617
Other assets:
Intagible assets, net	41,073	46,633
Goodwill	418,208	418,208
Total other assets	459,281	464,841
Total assets	$963,619	$1,002,776
LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)
Current liabilities: Notes payable	$156,622	$156,622
Accounts payable	196,149	206,466
Accrued expenses	8,000	8,287
Deferred revenues	2,160	10,820
Total current liabilities	362,931	382,195
Notes payable	350,000	350,000
Stockholders’ equity (deficit):
Common stock	27,579	27,024
Additional paid-in capital	4,585,804	4,315,571
Treasury stock	(1,485,000)	(1,485,000)
Retained (deficit)	(2,877,695)	(2,587,014)
Total shareholders’ equity	250,688	270,581
Total liabilities and shareholders’ equity	$963,619	$1,002,776

IMI Global

2007 First Quarter Conference Call Script
Call date: Monday May 14, 2007
Call time: 10:30 a.m. Mountain Time
Speaker call-in number is 800-240-2134

Jay Pfeiffer
Good morning. Certain statements during this conference call will constitute forward-looking statements or statements which may be deemed or construed to be forward-looking statements within the meaning of the private securities litigation reform act of 1995. The words “forecast,” “estimate,” “plan,” “anticipate” “project,” “intend,” “expect,” “should,” “would,” “believe,” “bodes well,” and similar expressions and all statements that are not historical facts, are intended to identify forward-looking statements. These forward-looking statements involve and are subject to known and unknown risks, uncertainties and other factors which could cause the Company’s actual results, performance (financial or operating), or achievements to differ from future results, performance (financial or operating), or achievements expressed or implied by forward-looking statements. For more details, please refer to the Risk Factors in our SEC filings. During this presentation both John Saunders and Mark McGregor will be rounding when discussing financial results.

I will now turn the call over to John Saunders, president and CEO of IMI Global. John…

John Saunders
Good morning and thanks for joining us.

IMI Global reported record revenue in the first quarter as we continued to grow our USVerified business as well as our advertising business on CattleNetwork. We also reported higher gross profit and a reduction in our net loss on both a sequential and year-over-year quarter basis. With a stable cost structure and a highly leverage-able infrastructure, we are in a good position to transition to profitability later this year as long as we continue to drive revenue increases. We believe that sustained, profitable growth is the best way to enhance shareholder value, and that is our goal.

Our US Verified business continues to be our largest revenue category, and in the first quarter we added a substantial number of new customers for our verification and ID services. In addition, we continued to make progress in leveraging our US Verified installed base and growing leadership position to open new revenue opportunities in this category. A few recent examples of this include:

•
In February we teamed with the Farmers & Ranchers Livestock Commission to roll out the first independent QSA program for a “live” sale barn. F&R, which moves more than 200,000 head of cattle a year through their auctions, now gives cattle ranchers access to a USDA approved QSA program that, based on initial results, has resulted in $3 to $5 per hundredweight premiums - a strong inducement for producers to participate in the program - not to mention eligibility to export their beef to foreign markets.

•
Secondly, in March we announced a deal with the Arkansas Dept. of Agriculture, with which we collaborated on another USDA approved QSA program that gives that state’s cattle producers access to age and source verification and export markets. Arkansas became the second state after Missouri to develop such a program in conjunction with IMI Global. In addition to deriving revenue from these relationships, IMI Global also benefits from the greater visibility and sponsorship of its processes.

•
We also closed several deals with meatpackers for QSA programs in the first quarter - deals that were instrumental in driving revenue growth in the USVerified category. Meatpackers like our QSA programs because it relieves them of some of the requirement - and the risks - of developing one on an in-house basis. Once again, the revenue we derive from these programs is supplemented by the benefit of increased visibility for IMI Global and our US Verified program in the meat packing community. The more comfortable packers get with our processes, the more likely they are to influence producers to use our system as well.

•
Finally, another emerging revenue opportunity - and potentially the most significant long-term opportunity related to our US Verified processes - involves our labeling initiatives. As we indicated last quarter, we have identified a large potential market to display our USVerified seal of approval on packaged meat products in grocery and specialty food stores to support marketing claims of meat packers and retailers and enhance their beef and pork marketing programs. We are moving forward with the USDA to determine the required certifications and with potential customers to develop prototype programs. While we have nothing formal to announce at this time, we are optimistic about market acceptance of this program.

As you probably know, one of the primary goals of US Verified is to qualify U.S. beef products for export overseas - a large and, in recent years due to mad cow disease, relatively untapped market for American beef. As foreign markets re-open to U.S. beef, US Verified should continue to benefit. Early in the second quarter Korea opened its borders to U.S. beef and, after rejecting the first three shipments, finally accepted the fourth. Concurrently, Korean consumer surveys showed a growing willingness to buy our beef, which further strengthens the case for US Verified.

Switching gears, I’ll assume most of you have seen our other news release this morning announcing the launch of Pet Supply Verified.com, a new service that addresses the pressing need in that industry to re-build consumer confidence in pet food. You’ve heard me talk about our business being highly leveragable, and this is a great example of that. Pet Supply Verified is modeled on our US Verified platform, and therefore was relatively easy and inexpensive for us to launch -- yet it would be much, much more difficult for someone else to duplicate. Our offering, which we believe is absolutely unique in the pet food industry, has the backing of US Verified’s years of proven success as well as industry and customer acceptance. And, quite simply, we believe it is the right idea at the right time. The pet food industry was turned upside down by the events of the past several months - events that are still unfolding -- and is likely to take many years and millions of advertising dollars to recover. We think we can capture a share of those dollars with our Pet Supply Verified program, which is designed to give consumers confidence that the claims pet food manufacturers are making are valid. Keep in mind that the domestic pet supply market is in the $11 billion range - about two and a half times as large as the beef export market. Needless to say, we are very excited about this project.

Another great example of our ability to leverage our business model is AgNetwork - an online source of news and information on the worldwide agricultural community that we launched in April. Modeled after our popular and fast-growing CattleNetwork.com web site, AgNetwork is a one-stop-shop for consumers of global agricultural news and information, including up-to-the-minute data on a diverse range of agricultural subjects, such as industry news, forecasts, charts of livestock and crop prices, weather and relevant political news along with chat and interactive forums directed by international experts on a wide variety of subjects. In addition to the United States, AgNetwork will cover Africa, Asia, Australia, Europe, the Middle East, South America and the emerging independent states of Central Asia, providing information specific to each commodity in each region. Segments covered will include grain, feedstuffs, dairy, cattle, hogs, poultry and energy. The site uniquely aggregates an enormous amount of fragmented news, information and other data from disparate sources into a single, easy-to-navigate Web site that gives users the ability to locate and analyze valuable information in a fraction of the time it formerly required. It offers sponsors and advertisers a cost-effective way to reach a worldwide audience with their products and services. The advertisers we’re targeting include equipment manufacturers and dealers, seed and fertilizer suppliers, and animal health manufacturers and distributors. We think the site will find a broad audience among the world’s farmers, ranchers, livestock feeders, meat packers, commodities traders, regulatory agencies and industry media.

With that, I’m going to turn the call over to Mark McGregor, our CFO, for a quick review of financial results.

Mark McGregor
Thank you, John. Good morning everyone.

As John mentioned, revenue in the first quarter was our strongest revenue quarter since inception. Specifically, we reported $471,000 in revenue, up 38% from $340,000 in the same quarter a year ago. Our US Verified business led the way, growing by 45% in the quarter to nearly $310,000 from $214,000. CattleNetwork was also a strong contributor to growth, rising 81% to $96,000 from $53,000. The growth in our two principal revenue streams more than offset a slight decline in lower margin tag and other hardware sales.

Gross profit in the first quarter grew to $273,000, or 58% of revenue, from $189,000, or 56% of revenue, in Q1 last year. These increases were due to higher revenue in conjunction with a relatively fixed cost structure and higher margin advertising revenue.

Selling, general and administrative expense decreased by 5% year over year to $558,000 versus $587,000. Of particular note on the expense side, non-cash stock-based compensation costs decreased by $100,000 due to a sharp reduction in the issuance and vesting of options for the comparative first quarter. Based on our current stock option awards, we expect stock-based compensation expense to decline further through the remainder of the year - to $14,000 in Q2 and then to about $1,300 for quarters three and four. Headcount in the first quarter increased to 22 from 14 in the same quarter last year. This increase was driven primarily by growing demand for our US Verified offerings, further development and enhancements to the company’s websites, and coincided with a planned reduction in the use of outside contractors. Overall, salaries were $20,000 higher versus last years salaries and contracted services combined. Legal, accounting and investor relations expenses also increased $22,000 reflecting the filing of the Company’s 2006 annual report with the SEC and on-going costs associated with a public company.

Again, higher revenue combined with a stable cost structure and reduced stock-based compensation enabled us to reduce our net loss to $291,000 in the first quarter versus a net loss of $401,000 in the same quarter last year.

As John mentioned earlier, our business is very scaleable, meaning that we believe we can grow our top line steadily and significantly without incurring substantial additional costs relative to revenue growth. This, in turn, makes us optimistic about our ability to continue improving our bottom line results and transitioning to profitability later this year as long as we continue to drive revenue increases.

With that, I’ll turn it back over to John Saunders. John…

John Saunders
Thanks, Mark.

A final thank-you to all of you who participated on our call today or who listened to our web cast. We appreciate your continued support of IMI Global and remain committed to building long-term shareholder value.